EXHIBIT 3.38
ARTICLES OF INCORPORATION
OF
EAST CAROLINA PSYCHIATRIC SERVICES CORPORATION
     I, the undersigned natural person of the age of eighteen years or more, do make and acknowledge these Articles of Incorporation for the purpose of forming a business corporation under the laws of the State of North Carolina.
ARTICLE I
     The name of the corporation shall be: EAST CAROLINA PSYCHIATRIC SERVICES CORPORATION.
ARTICLE II
     The period of duration of the corporation is perpetual.
ARTICLE III
     The purposes for which the corporation is organized are:
     (a) To engage in the general business of constructing, operating and maintaining a psychiatric care facility for the treatment of persons having emotional disorders.
     (b) To engage in any other lawful business or activity, including, but not limited to, constructing, developing, manufacturing, leasing, or otherwise caring for any type of structure, commodity, or livestock whatsoever; processing, developing, buying, selling, brokering, factoring, distributing, lending, leasing, borrowing, or investing in any type of property, whether real or personal, tangible or intangible, or other; promoting, financing, developing, operating, or otherwise in any manner participating in any business or enterprise of any kind or nature, either alone or in conjunction with other persons, partnerships, corporations, or other legal entities of any kind or nature; extracting and processing natural resources; transporting freight or passengers by land, sea or air; collecting and disseminating information or advertising through any media whatsoever; performing business services or any nature; entering into or serving in any type of management, investigative, promotional, protective, insurance, guarantorship, suretyship, fiduciary, or other lawful capacity or relationship for any persons or corporations or other legal entities whatsoever.
ARTICLE IV
     The corporation shall have authority to issue ten-thousand (10,000) shares of stock with a par value of TEN DOLLARS ($10.00) each.

ARTICLE V
     The minimum amount of consideration to be received by the corporation for its shares before it shall commence business is TEN DOLLARS ($10.00) in cash or property of equivalent value.
ARTICLE VI
     The address of the initial Registered Office of the corporation in the State of North Carolina is 116 North Cool Spring Street, Fayetteville, Cumberland County, North Carolina; and the name of the initial Registered Agent at such address is: Ervin I. Baer.
ARTICLE VII
     The number of Directors constituting the initial Board of Directors shall be two (2). The names and addresses of the persons who are to serve as Directors until the first meeting of shareholders or until their successors shall be elected and qualified are:

Name	Address
Dr. Jacob R. Fishman	3425 Melrose Road
Fayetteville, NC 28305

M.J. Nabit	3425 Melrose Road
Fayetteville, NC 28305
ARTICLE VIII
     The name and address of the Incorporator is:

M.J. Nabit	3425 Melrose Road
Fayetteville, NC 28305
     IN WITNESS WHEREOF, I have hereunto set my hand and seal, this 26th day of JUNE, 1981.
/s/ M. J. Nabit                                                            (SEAL)
M. J. NABIT

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NORTH CAROLINA	)
)
CUMBERLAND COUNTY	)
     I, Maxine R. Pridgen, a Notary Public of said County and State, do hereby certify that M.J. NABIT, personally appeared before me this day and acknowledged the due execution of the foregoing Articles of Incorporation of EAST CAROLINA PSYCHIATRIC SERVICES CORPORATION.
     Witness my hand and Notarial Seal, this 26th day of JUNE, 1981.

/s/ Maxine R. Pridgen
Notary Public

My Commission Expires:
October 28, 1985

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ARTICLES OF AMENDMENT
TO THE CHARTER OF
EAST CAROLINA PSYCHIATRIC SERVICES CORPORATION
     The undersigned corporation hereby executes these Articles of Amendment for the purpose of amending its Charter:
     1. The name of the corporation is East Carolina Psychiatric Services Corporation.
     2. The following amendments to the Charter of the corporation were adopted by its shareholders on the 12th day of October, 1982, in the manner prescribed by law:
     “BE IT RESOLVED, that the Articles of Incorporation for this corporation be amended by deleting Article III from said Articles of Incorporation and substituting the following therefor:
ARTICLE III
     The purposes for which the corporation is formed and the business to be carried on and the objectives to be affected by it are:
     1. To engage in the general business of constructing, operating and maintaining a psychiatric care facility for the treatment of persons having emotional disorders.
     2. To engage in any other lawful business or activity, including, but not limited to, constructing, developing, manufacturing, leasing, or otherwise caring for any type of structure, commodity, or livestock whatsoever; processing, developing, buying, selling, brokering, factoring, distributing, lending, leasing, borrowing, or investing in any type of property, whether real or personal, tangible or intangible, or other; promoting, financing, developing, operating, or otherwise in any manner participating in any business or enterprise of any kind or nature, either along or in conjunction with other persons, partnership, corporations, or other legal entities of any kind or nature; extracting and processing natural resources; transporting freight or passengers by land, sea or air; collecting and disseminating information or advertising through any media whatsoever; performing business services of any nature; entering into or serving in any type of management, investigative, promotional, protective, insurance, guarantorship, suretyship, fiduciary, or other lawful capacity or relationship for any persons or corporations or other legal entities whatsoever.
     3. (a) To create a private corporation to construct or to acquire a treatment center project or projects, and to operate the same; (b) to enable the financing of the construction of such project with the assistance of mortgage insurance under the National Housing Act; (c) to enter into, perform, and carry out contracts of any kind necessary to, or in connection with, or incidental to, the accomplishment of the purposes of the corporation, including expressly, any contract or contracts with the Secretary of Housing and Urban Development which may be desirable or necessary to comply with the requirements of the National Housing Act, as amended, and the Regulations of the Secretary thereunder, relating to the regulation or restriction of mortgagors as to rents, sales, charges, capital structure, rate of return and methods of operation; (d) to acquire any property, real or personal, in fee or under lease, or any rights therein or appurtenant thereto, necessary for the construction and operation of such project; and (e) to borrow money, and to issue evidence of indebtedness, and to secure the same by mortgage, deed of trust, pledge, or other lien, in furtherance of any or all of the objects of its business in connection with said project.
     AND, BE IT FURTHER RESOLVED that an Article III-A be added to the Articles of Incorporation as follows:

ARTICLE III-A
     1. The corporation shall have the power to and perform all things whatsoever set out in Paragraph 3 of Article III above, and necessary or incidental to the accomplishment of said purposes.
     2. The corporation, specifically and particularly, shall have the power and authority to enter into a Regulatory Agreement setting out the requirements of the Secretary of Housing and Urban Development.”
     3. The number of shares of the corporation outstanding at the time of such adoption was 2; and the number of shares entitled to vote thereon was 2.
     4. The number of shares voted for such amendment was 2, and the number of shares voted against such amendment was 0.
     5. The amendment herein effected does not give rise to dissenter’s rights to payment for reason that the only effect of such amendment is to amend the stated purposes of the corporation and to state specific powers of the corporation.

     IN WITNESS WHEREOF, these Articles are signed by the President and Secretary of the corporation, this 12th day of October, 1982.

EAST CAROLINA PSYCHIATRIC SERVICES CORPORATION
By:	/s/ Jacob R. Fishman
Jacob R. Fishman, President

ATTEST:

/s/ M. J. Nabit M. J. Nabit, Secretary
NORTH CAROLINA
CUMBERLAND COUNTY
     I, Judith A. Simmons, a Notary Public, herein certify that on the 13th day of October, 1982, personally appeared before me JACOB R. FISHMAN and M. J. NABIT, each of whom, being by me first duly sworn, declared that he signed the foregoing document in the capacity indicated and the statements therein contained are true.

/s/ Judith A. Simmons
Notary Public

My Commission Expires: 8-3-87

State of North Carolina
Department of the Secretary of state
ARTICLES OF AMENDMENT
BUSINESS CORPORATION
Pursuant to §55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending it’s Articles of Incorporation.

1.	The name of the corporation is: East Carolina Psychiatric Services Corporation

2.	The text of each amendment adopted is as follows (State below or attach):

Article I

The name of the corporation shall be Brynn Marr Hospital, Inc.

3.	If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are as fallows:
N/A

4.	The date of adoption of each amendment was as follows: February 28, 2006

5.	(Check either a, b, c, or d, whichever is applicable)

a. The amendment(s) was (ware) duly adopted by the incorporators prior to the issuance of shares.
b. The amendment(s) was (were) duly adopted by the board of directors prior to the issuance of shares.
c. The amendment(s) was (were) duly adopted by the board of directors without shareholder action as shareholder action was not required because (set forth a brief explanation of why shareholder action was not required.)

d.✓The amendment(s) was (were) approved by shareholder action, and such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

ARTICLES OF AMENDMENT

6.	These articles will be effective upon filing, unless a delayed time and date is specified:
April 3, 2006
This the 15th day of March, 2006

East Carolina Psychiatric Services Corporation Name of Corporation

/s/ Christopher L. Howard Signature

Christopher L. Howard, Vice President Type or Print Name and Title